Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, No.333 -249002) pertaining to the 2016 Stock Incentive Plan, as amended, 2020 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of Thryv Holdings, Inc, of our report dated March 25, 2021, with respect to the consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2020.
/s/ Ernst & Young LLP
Dallas, Texas
March 25, 2021